GLOBETEL WIRELESS TO INSTALL $600 MILLION WiMAX WIRELESS NETWORK IN 30
                             LARGEST RUSSIAN CITIES

FORT LAUDERDALE, FL--DECEMBER 30, 2005: GlobeTel Communications Corp. (AMEX:GTE) today announced that its GlobeTel Wireless subsidiary has entered into a binding agreement to install wireless communications networks in 30 cities throughout the Russian Federation, providing broadband, VOIP and DECT technologies.

GlobeTel Wireless has entered into an agreement with LLC Internafta ("Internafta") of Moscow, Russia, whereby Internafta will pay to GlobeTel Wireless a series of four construction payments totaling US$600 million for the installation of an array of proprietary networks to be installed in Russia's 30 largest cities, starting with Moscow and St. Petersburg. GlobeTel Wireless will both manage the completed network and will retain an ongoing 50% shareholding in the operations of the network, allowing the Company to enjoy the significant benefits of the recurring revenue stream. GlobeTel plans to roll out the network in 3 stages, comprising 10 cities each, over the next 27 months.

Over the past six months, GlobeTel has had a number of key meetings with officials at various levels of the Russian Government, including senior members of the Russian Parliament (the "Duma") and various branches of the Russian telecommunications and technology establishment. In early October, following months of preliminary discussions, GlobeTel CEO Timothy Huff - along with GlobeTel Wireless President, and Sanswire President Bob Jones - demonstrated a working version of the HotZone 4010 equipment that will form the backbone of the new 30-city network. At that demonstration, the HotZone 4010 system successfully provided internet and DECT phone connectivity inside the Duma Building, quickly establishing its capabilities and ease of use. Largely upon the strength of that presentation, GlobeTel immediately entered in substantive negotiations with a group of prominent Russian investors for the implementation of the network which has resulted in today's agreement.

"It is beyond exciting to be able to bring this level of connectivity to Russia," said GlobeTel CEO Tim Huff. "Russia will, quickly and at a relatively modest cost, have a wireless infrastructure that will rival any in the industrialized world. This presents an amazing opportunity for us, for Russia and for our Russian partners. The Russian Internet market is severely limited by a lack of infrastructure and by the high cost to individual users of obtaining high speed internet access, even in those relatively rare cases where it is available. The GlobeTel Wireless network will provide city-wide high speed, wireless connectivity with the ability to provide voice-over IP telephony along with residential and business-based DECt service. DECt technology, particularly in conjunction with low-cost VoIP service, is the key to delivering highly affordable wireless telephone and broadband access to areas with limited or high cost service.

"Completely apart from the obvious economic rewards associated with an investment in this exciting new communications technology, we are most proud of the social, educational and community benefits that we are able to facilitate as part of the dramatic quality-of-life attributes which are rapidly emerging throughout the Russian Federation," stated Maxim Chernizov, one of the Founding Principals of Internafta. "This initial step with GlobeTel - along with other very significant technology breakthroughs to follow - will prove to be significant for all of us in the relatively near-term," he continued.

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About GlobeTel Communications Corp.

GlobeTel is a diversified, global Telecommunications and Financial Services Company. GlobeTel operates business units in: (i) Stored Value & Remittance Cards as a MasterCard certified processor; (ii) VoIP Carrier-grade, Long-distance Services to major long-distance companies; (iii) VoIP development, technology and equipment manufacturing; (iv) advanced WiMax services utilizing GlobeTel's proprietary "Hotzone" technology; and (v) the development, manufacturing, marketing and provision of near-space platforms known as Stratellites, which will soon seamlessly integrate all of GlobeTel's communications and financial services technologies around the world.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect" "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements. There can be no assurance that LLC Internafta will provide funding on a timely basis and there is substantial uncertainty with regard to the business and political climate when operating in the Russian Federation. Sanswire Networks and the launch of the Company's high-altitude airship are subject to various risk factors and investors should construe any such investment as speculative.. The above are more fully discussed in the Company's SEC filings